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                                                                    EXHIBIT 5.1


                                September 7, 1999




Polycom, Inc.
2584 Junction Avenue
San Jose, CA  95134

         RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission on or about September 7, 1999, in connection with the registration under the Securities Act of 1933, as amended, of (i) an additional 1,500,000 shares of Common Stock reserved for issuance under your 1996 Stock Incentive Plan, as amended, and (ii) an additional 500,000 shares of Common Stock reserved for issuance under your Employee Stock Purchase Plan, as amended, (collectively, the "PLANS" and the "SHARES" as appropriate). As your legal counsel, we have reviewed the actions taken by you in connection with the proposed sale and issuance of the Shares by you under the Plans. We assume that each issuance of Shares will be made in accordance with the terms of the respective Plans.

         It is our opinion that, upon completion of the proceedings being taken, or contemplated by us, as your legal counsel, to be taken prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                     Very truly yours,

                                     WILSON SONSINI GOODRICH & ROSATI
                                     Professional Corporation


                                     /s/ Wilson Sonsini Goodrich & Rosati, P.C.